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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 20, 2003

                            Chase General Corporation

             (Exact Name of Registrant as Specified in its Charter)

                                    Missouri

                            (State of Incorporation)

         2-5916                                   36-2667734  (I.R.S. Employer
   (Commission File No.)                               Identification No.)

         3600 Leonard Road, St. Joseph, Missouri                64503
         (Address of Principal Executive Offices)             (Zip Code)

                                 (816) 279-1625

              (Registrant's Telephone Number, Including Area Code)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTING

On June 20, 2003, the Registrant was informed by its independent auditors, Clifton Gunderson LLP (CG), of CG's resignation as of that date.

The reports of CG on the financial statements of the Registrant for each of the two fiscal years in the period ended June 30, 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant is not aware of any disagreements with CG, nor has CG informed the Registrant of any disagreements, that are required to be reported pursuant to Item 304 of Regulation S-K during the two most recent fiscal years and subsequent interim periods. Also, the Registrant is not aware of any reportable events occurring during that same period.

The Registrant will authorize CG to respond fully to the inquiries of the Registrant's successor accountant, once that successor is selected, and has received from CG a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.
             None

     (b)  Pro Forma Financial Information.
             None

     (c)  Exhibits.
             16.1 Letter re change in Certifying Accountant

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Joseph, State of Missouri, on June 20, 2003.

          CHASE GENERAL CORPORATION

          By: /s/ Barry M. Yantis

          Barry M. Yantis
          President and Chief Financial Officer